Exhibit 10.1

AMENDMENT NO. 5 TO CREDIT AGREEMENT

As of September 28, 2018

BMO Harris Bank N.A.
770 North Water Street
Milwaukee, Wisconsin 53202
Attention: Corporate Banking

Ladies and Gentlemen:

STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Company”), hereby agrees with you as follows:

1.           Definitions.  Reference is made to that certain Credit Agreement dated as of August 1, 2011 (as amended, restated, amended and restated or otherwise modified, the “Credit Agreement”) between the Company and BMO Harris Bank N.A. (the “Lender”).  All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

.2.           Background.  The Company has requested that the Lender agree to (i) increase the Revolving Commitment to $40,000,000, (ii) extend the term of the Credit Agreement to August 1, 2021, and (iii) make certain other changes to the Credit Agreement.  Subject to all of the terms and conditions hereof, the Lender and the Company have agreed to such amendment on the terms set forth below.  Pursuant to the Credit Agreement, the Company has issued a promissory note to the Lender in the principal amount of $30,000,000, dated June 25, 2015 (the “Existing Note”).  Any additional loans made pursuant to the increased credit, together with the unpaid balance of the Existing Note, shall be evidenced by a new promissory note of the Company in the form of Exhibit A annexed hereto (the “Amended Note”) in the amount of $40,000,000, dated the date hereof, which shall be executed by the Company and delivered to the Lender.  Accrued interest on the Existing Note outstanding on the date of issuance of the Amended Note shall be included in interest due on the Amended Note on the first interest payment date specified therein or in the Credit Agreement.

3.            Amendment to Credit Agreement.  Subject to all of the terms and conditions hereof, upon execution and delivery of this Amendment, the Credit Agreement shall be amended as of the date first written above as follows:

a.           All references to the Credit Agreement in the Credit Agreement, the Note and the Loan Documents shall refer to the Credit Agreement as amended hereby.  All references to the Note in the Credit Agreement, the Note and the Loan Documents shall refer to the Amended Note.

b.           The definition of “Revolving Commitment” is amended and restated in its entirety as follows:

“Revolving Commitment” means the obligation of the Lender to make Revolving Loans to the Company and issue Letters of Credit for the account of the Company subject to the terms and conditions of this Agreement in an aggregate amount not exceeding $40,000,000, as such amount may be modified from time to time pursuant to the terms hereof.

c.           The first sentence of Section 2.01 of the Credit Agreement is amended to change the date “August 1, 2020” to “August 1, 2021”.

4.            Conditions.  Notwithstanding any other provision of this Amendment, this Amendment shall not become effective unless and until:

a.           It has been executed and delivered by all parties to the Credit Agreement as amended hereby;

b.           The Amended Note shall have been executed and delivered by the Company, in form and substance satisfactory to the Lender;

c.           The Lender shall have received certificates as of a recent date of the good standing (or comparable standing) of the Company under the laws of its jurisdiction of organization;

d.          The Lender shall have received a certificate of an appropriate officer of the Company certifying as to the incumbency and genuineness of the signature of each officer of the Company executing this Amendment and the Amended Note and certifying that (i) the articles of incorporation and the bylaws of the Company previously delivered to the Lender remain true, correct and complete, and there have been no further amendments to such articles of incorporation or bylaws, and (ii) attached thereto is a true, correct and complete copy of the resolutions duly adopted by the board of directors of the Company authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Amendment and the Amended Note; and

e.           The Company shall have delivered such other corporate documents as Lender or its counsel may reasonably request, in form and substance satisfactory to the Lender.

2

5.            Representations and Warranties.  The Company hereby repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, including without limitation the representations and warranties set forth in Section 5.05 thereof which are made hereunder with respect to the most recent financial statements and related information provided pursuant to Section 7.06 of the Credit Agreement.  The Company also represents and warrants that (A) since June 30, 2018 there has been no material adverse change in the property, financial condition or business operations of the Company and its Subsidiaries, taken as a whole, and (B) the execution, delivery and performance of this Amendment are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of the Company; (ii) violate any provision of the articles of incorporation or by-laws of the Company or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company or any Subsidiary pursuant to any indenture or other agreement or instrument under which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected.  This Amendment constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Company or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

6.          Confirmation of Agreements.  Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect.  This Amendment does not constitute a waiver or amendment of any term, condition or covenant in the Credit Agreement other than as specifically set forth above.  Nothing contained in this Amendment or in any other document, or any course of dealing with the Company, shall be construed to imply that there is any agreement by the Lender to provide any waiver or agree to any amendment in the future.  This Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lender of the Company or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of the Company, or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of the Company or such debtors, guarantors or other persons or entities, or waive any default except as expressly provided herein, and the Lender expressly reserves all of its rights and remedies with respect to the Company and all such debtors, guarantors or other persons or entities, and all such mortgages, security interests, liens and other collateral and security.  This is an amendment and not a novation.  The Company acknowledges and agrees that the obligations under the Credit Agreement and the Note exist and are owing with no offset, defense or counterclaim assertible by the Company and that the Credit Agreement, the Note and the Loan Documents are valid, binding and fully enforceable according to their respective terms.

3

7.           Real Estate Security.  Section 7.08 of the Credit Agreement provides that if at any time the aggregate outstanding principal amount of Loans plus the outstanding Letter of Credit Obligations exceeds $20,000,000 for a period of forty-five consecutive days (the “Additional Security Condition”), upon request by the Lender, the Company will grant mortgage liens to the Lender as additional security for the Obligations on all of its interests in real property located in the United States (the “Additional Security”).  The Additional Security Condition has been met.  The Lender, at this time, is not requesting that the Company grant the Additional Security to the Lender pursuant to Section 7.08 of the Credit Agreement, however, the Lender specifically reserves its right to do so in the future.  The Borrower acknowledges and agrees that the Lender continues to have the right to request Additional Security pursuant to, and subject to the terms of, Section 7.08 of the Credit Agreement.

8.          Miscellaneous.  The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, execution, delivery, administration and enforcement of this Amendment including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for the Lender, whether or not any transaction contemplated by this Amendment is consummated.  The provisions of this Amendment shall inure to the benefit of any holder of the Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto.  All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns.  No other person or entity shall have any rights under, or because of the existence of, this Amendment.

[Remainder of this page is intentionally left blank; signature page follows.]

4

If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.

Very truly yours,

STRATTEC SECURITY CORPORATION

(CORPORATE SEAL)	By:	/s/ Frank J. Krejci
Name:	Frank J. Krejci
Title:	President and Chief Executive Officer

And by:	/s/ Patrick J. Hansen
Name:	Patrick J. Hansen
Title:	Senior Vice President, Chief Financial Officer and Secretary

[Signature page to Strattec Security Corporation
Amendment No. 5 to Credit Agreement]

Agreed to as of the date first above written.

BMO HARRIS BANK N.A.

By:	/s/ Mark Czarnecki
Name:	Mark Czarnecki
Title:	Senior Vice President

[Signature page to Strattec Security Corporation
Amendment No. 5 to Credit Agreement]

Exhibit A

Amended Note

See attached.

SECOND AMENDED AND RESTATED PROMISSORY NOTE

$40,000,000	September 28, 2018

FOR VALUE RECEIVED, STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Company”), promises to pay to the order of BMO HARRIS BANK N.A. (the “Lender”), without setoff or counterclaim, the principal sum of Forty Million Dollars ($40,000,000), or such lesser amount as the Lender has advanced to the Company pursuant to Section 2.01 of the Credit Agreement referred to below, at the Main Office of the Lender in Milwaukee, Wisconsin, on the Termination Date set forth in the Credit Agreement referred to below.  This Second Amended and Restated Promissory Note (this “Note”) shall bear interest payable on the dates and at the rate or rates set forth in the Credit Agreement referred to below.  All amounts payable under this Note and the Credit Agreement shall be payable in lawful money of the United States of America.

This Note constitutes the Revolving Note issued under Credit Agreement dated as of August 1, 2011 (as amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement), between the Company and the Lender, to which Credit Agreement reference is hereby made for a statement of the terms and conditions on which Loans in part evidenced hereby were or may be made, and for a description of the conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

This Note is issued in substitution for and replacement of, but not repayment or novation of, that certain Amended and Restated Promissory Note dated June 25, 2015, executed by the Company and payable to the order of the Lender.

This Note is entitled to the benefit of all of the Loan Documents referred to in the Credit Agreement.

STRATTEC SECURITY CORPORATION

By:	/s/ Frank J. Krejci
Name: Frank J. Krejci
Title: President and Chief Executive Officer

By:	/s/ Patrick J. Hansen
Name: Patrick J. Hansen
Title: Senior Vice President, Chief Financial Officer and Secretary